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Genta Announces Launch of Genasense® Named-Patient/Compassionate Use Program

Proceeds from Revenues to Support Registration Trial Program in Advanced Melanoma

BERKELEY HEIGHTS, NJ – August 13, 2007 – Genta Incorporated (NASDAQ: GNTA) today announced the launch and initial sales of its lead oncology product, Genasense® (oblimersen sodium), on a named patient/compassionate use basis outside the United States. “Named-patient” distribution refers to the distribution or sale of a product to a specific healthcare professional for the treatment of an individual patient. In most countries, this program provides for full cost recovery of providing late-stage investigational drugs that are either pending regulatory approval or are in late-stage clinical trials that are intended to lead to formal regulatory approval. Until now, the Company had been supplying Genasense at no charge. The proceeds from this program, which are recorded as gross revenue for accounting purposes, will appear as of the third quarter 2007.

“With the launch of the named-patient/compassionate use program, Genta reaffirms its commitment to make Genasense available to patients in need while we are conducting additional registration-quality clinical trials”, said Dr. Raymond P. Warrell, Jr., Genta’s Chairman and Chief Executive Officer. “With published results earlier this year of our randomized trials in melanoma and chronic lymphocytic leukemia, the Company has received a number of requests for Genasense to treat specific patients. We are pleased to make this program available to patients outside the U.S. We expect that proceeds from this new program will be used to offset costs associated with our confirmatory randomized trial in patients with advanced melanoma.”

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. The Company’s research platform is anchored by two major programs that center on oligonucleotides (RNA- and DNA- based medicines) and small molecules. Genasense® (oblimersen sodium) Injection is the Company’s lead compound from its oligonucleotide program. The leading drug in Genta’s small molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration. Genta is partnered with IDIS (www.idispharma.com) on a program whereby both Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States. For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements include, without limitation, statements about:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•	the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company’s Annual Report on Form 10-K for 2006 and its most recent quarterly report on Form 10-Q.

CONTACT:

For Genta Incorporated

Tara Spiess

TS Communications Group, LLC

(908) 286-3980

info@genta.com